Exhibit 23.2

                                 WEED & CO. LLP
                        4695 MACARTHUR COURT, SUITE 1430
                      NEWPORT BEACH, CALIFORNIA 92660-2164
                TELEPHONE (949) 475-9086 FACSIMILE (949) 475-9087

                                December 14, 2009

Board of Directors
Farmacia Corporation
204/2 Alba Yulie Street. Suite 68
Kishineu, MD 2001, Moldova

Re: Form S-1 Registration Statement; Opinion of Counsel

Dear Members of the Board:

We consent to the use of our opinion as an exhibit to the Form S-1 Registration Statement and to the reference to this firm in any prospectus made a part of the Registration Statement.

Very truly yours,


/s/ Weed & Co. LLP
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Weed & Co. LLP